                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         Sturm, Ruger & Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          STURM, RUGER & COMPANY, INC.
                        SOUTHPORT, CONNECTICUT 06490 USA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 2001

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 on the 3rd day of May, 2001 at 10:30 a.m. to consider and act upon the following:

          1. A proposal to elect ten (10) Directors to serve for the ensuing year.

          2. A proposal to ratify the 2001 Stock Option Plan for Non-Employee Directors.

          3. A proposal to approve the appointment of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year.

          4. A Stockholder proposal.

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on March 15, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices located at 411 Sunapee Street, Newport, New Hampshire 03773.

                                          By Order of the Board of Directors

                                          /s/ Leslie M. Gasper
                                          Leslie M. Gasper
                                          Corporate Secretary

Southport, Connecticut
March 26, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE, MARK AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT TO COMPUTERSHARE INVESTOR SERVICES LLC, P.O. BOX A3800, CHICAGO, ILLINOIS 60690-9608. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                                                  March 26, 2001

                          STURM, RUGER & COMPANY, INC.
                   LACEY PLACE, SOUTHPORT, CONNECTICUT 06490

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturm, Ruger & Company, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on May 3, 2001 at the Lake Sunapee Country Club, 100 Country Club Lane, New London, New Hampshire 03257 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 26, 2001.

     The mailing address of the principal executive office of the Company is Lacey Place, Southport, Connecticut 06490.

     If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies will be borne by the Company.

     The Annual Report of the Company for the year ended December 31, 2000, including financial statements, is enclosed herewith.

     Only holders of Common Stock of record at the close of business on March 15, 2001 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock, $1.00 par value, of the Company (the "Common Stock") is entitled to one vote per share. As of March 15, 2001, 26,910,720 shares of Common Stock were issued and outstanding. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. In accordance with the Company's by-laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the ten nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will be counted as being present at the Meeting. However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have the same effect as votes against the election of Directors. The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to approve each of the other proposals to be voted on at the Meeting. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Ten Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

     With the exception of Erle G. Blanchard, who became a Director on October 24, 2000, all of the nominees for Director were elected at the last Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.

     The following table sets forth certain information concerning each nominee's age, principal occupation, other directorships in publicly-held corporations and the number and percentage of shares of Common Stock of the Company beneficially owned by such nominee as of February 1, 2001.

                                          BUSINESS EXPERIENCE             FIRST       SHARES      PERCENT
                                    DURING THE PAST FIVE YEARS AND      BECAME A   BENEFICIALLY     OF
NAME                       AGE            OTHER DIRECTORSHIPS           DIRECTOR      OWNED        CLASS
----                       ---      ------------------------------      ---------  ------------   -------
William B. Ruger           84    Chairman Emeritus. Retired as          January,   4,272,000(1)    15.87%
                                 Chairman of the Board, Chief           1949
                                 Executive Officer and Treasurer on
                                 October 24, 2000.
William B. Ruger, Jr.(2)   61    Chairman of the Board of Directors     March,     6,996,000(1),(3)  26.00%
                                 and Chief Executive Officer as of      1970
                                 October 24, 2000. Prior thereto, Vice
                                 Chairman, Senior Executive Officer
                                 from July 18, 1995, and President and
                                 Chief Operating Officer from March 1,
                                 1998.
Erle G. Blanchard          54    Vice Chairman, President, Chief        October,      87,000(4)     *
                                 Operating Officer and Treasurer as of  2000
                                 October 24, 2000. Prior thereto, Vice
                                 President and Controller from March
                                 1, 1996. Previously Vice President
                                 and Controller-Newport from March 11,
                                 1993 to March 31, 1995.
Stephen L. Sanetti         51    Vice Chairman, Senior Executive Vice   March,       112,002(5)     *
                                 President and General Counsel as of    1998
                                 October 24, 2000. Prior thereto, Vice
                                 President and General Counsel from
                                 March 11, 1993. Director of the
                                 Product Liability Advisory Council, a
                                 non-profit organization.
John M. Kingsley, Jr.      69    Director of the Neurological           April,         9,160(6)     *
                                 Institute of New Jersey. Trustee of    1972
                                 Brundge, Story and Rose Investment
                                 Trust. Retired as Executive Vice
                                 President of the Company on December
                                 31, 1996.

                                          BUSINESS EXPERIENCE             FIRST       SHARES      PERCENT
                                    DURING THE PAST FIVE YEARS AND      BECAME A   BENEFICIALLY     OF
NAME                       AGE            OTHER DIRECTORSHIPS           DIRECTOR      OWNED        CLASS
----                       ---      ------------------------------      ---------  ------------   -------
Townsend Hornor            74    Director and Audit Committee member    April,         8,200(7)     *
                                 of Nickerson Lumber Company. Chairman  1972
                                 of The National Marine Life Center.
                                 Former Senior Securities Analyst
                                 member of Boston and New York
                                 Societies of Securities Analysts.
                                 First Vice President and general
                                 partner of White Weld & Co.,
                                 (investment bankers) 1952 to 1978.
                                 Former Director and Audit Committee
                                 member of Kollmorgen Corp. Former
                                 Director of Simon & Schuster, Ealing
                                 Corp., and Endevco Corp. Trustee or
                                 director of various charitable
                                 organizations.
Stanley B. Terhune         75    Consultant to the Company. Retired as  January,       5,800(8)     *
                                 Vice President of the Company on       1975
                                 January 31, 1992.
Richard T. Cunniff         78    Vice Chairman and Director of the      December,     30,500(9)     *
                                 Sequoia Fund, an investment company    1986
                                 registered under the Investment
                                 Company Act of 1940. Vice Chairman
                                 and Principal of Ruane, Cunniff &
                                 Co., Inc., an investment advisor
                                 under the Investment Advisers Act of
                                 1940.
Paul X. Kelley             72    Partner, J.F. Lehman & Company         April,        7,000(10)     *
                                 (private investments). Vice Chairman,  1990
                                 Cassidy & Associates, Inc.
                                 (government relations) from 1989 to
                                 1998. Commandant of the United States
                                 Marine Corps and member of the Joint
                                 Chiefs of Staff from 1983 to 1987.
                                 Director of London Life Reinsurance
                                 Company (reinsurance), Park Place
                                 Entertainment Corporation (gaming),
                                 Saul Centers, Inc. (real estate
                                 investment trust), UST, Inc. (tobacco
                                 products and wine), and the Wackenhut
                                 Corporation (security services).
James E. Service           70    Consultant, Invesmart (investment      July,         6,000(11)     *
                                 management). Commander, United States  1992
                                 Naval Air Force, Pacific Fleet, from
                                 1985 to 1987. Director of Wood River
                                 Medical Center, Ketchum, Idaho from
                                 1992 to 1996.

---------------
  * Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

 (1) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which Mr. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by Mr. Ruger, William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

 (2) Son of William B. Ruger.

 (3) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 100,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

 (4) Includes 7,000 shares of Common Stock held by Mr. Blanchard as trustee of a revocable trust for the benefit of Mr. Blanchard and his spouse. Also includes 80,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

 (5) Includes 32,000 shares of Common Stock held directly by Mr. Sanetti and two shares owned by Mr. Sanetti's daughter. Also includes 80,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

 (6) Includes 4,160 shares of Common Stock held directly by Mr. Kingsley. Also includes 5,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 2001 Stock Option Plan for Non-Employee Directors, subject to stockholder approval.

 (7) Includes 3,200 shares of Common Stock held directly by Mr. Hornor. Also includes 5,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 2001 Stock Option Plan for Non-Employee Directors, subject to stockholder approval.

 (8) Includes 800 shares of Common Stock held by Mr. Terhune in joint tenancy with his wife. Also includes 5,000 shares of Common Stock held by Mr. Terhune as trustee of a revocable trust for the benefit of Mr. Terhune and his wife.

 (9) Includes 5,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 2001 Stock Option Plan for Non-Employee Directors, subject to stockholder approval. Does not include 25,500 shares of Common Stock owned by Mr. Cunniff's wife as to which Mr. Cunniff disclaims beneficial ownership. Mr. Cunniff is the Vice Chairman, a director and a principal stockholder of Ruane, Cunniff & Co., Inc., which manages discretionary accounts and which holds 253,169 shares of Common Stock. The firm of Ruane, Cunniff & Co., Inc. is able to direct the sale or disposition of the 253,169 shares; however, 30,200 shares may be voted by Ruane, Cunniff & Co., Inc. and 222,969 shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 253,169 shares.

(10) Includes 1,200 shares of Common Stock held directly by General Kelley and 800 shares held in joint tenancy by General Kelley and his wife. Also includes 5,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 2001 Stock Option Plan for Non-Employee Directors, subject to stockholder approval.

(11) Includes 1,000 shares of Common Stock held directly by Admiral Service. Also includes 5,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 2001 Stock Option Plan for Non-Employee Directors, subject to stockholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

                  DIRECTOR COMPENSATION AND INFORMATION ABOUT
                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2000, the Company paid each Director who was not also an officer of the Company $13,000 in annual fees for services as a member of the Board of Directors. Each Director who was also an officer received $6,000 in annual fees. During 2000, each Director also received an attendance fee of $500 per meeting and was reimbursed for out-of-pocket expenses related to attendance at meetings. The fees paid to a Director for his services as a member of the Board of Directors during 2000 did not include any compensation payable to such Director in connection with service by such Director on any of the committees of the Board. On December 18, 2000, the Board of Directors voted to increase the fees payable to non-officer Directors as of January 1, 2001 to $20,000 in annual fees, $1,500 for each Board meeting attended, and $1,000 for each committee meeting attended as a committee member. The Board also voted to adopt the 2001 Stock Option Plan for Non-Employee Directors, subject to shareholder approval, described in this annual Proxy Statement.

     The Company does not have a nominating committee or a committee performing a similar function. The function of a nominating committee is performed by the entire Board of Directors.

     In 2000, the members of the Audit Committee were Townsend Hornor, Richard
T. Cunniff and Paul X. Kelley. The Audit Committee recommends the engagement of the independent auditors, reviews the arrangement and scope of the audit and considers comments made by the independent auditors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Hornor, Cunniff and Kelley each received $1,000 for services rendered on such Committee in 2000. The Audit Committee held two meetings during 2000. The "Report of the Audit Committee" is included in this annual Proxy Statement. The Audit Committee is governed by a written charter which was adopted by the Board of Directors on May 11, 2000. A copy of this charter is included in this annual Proxy Statement as Exhibit A.

     In 2000, the members of the Compensation Committee were Paul X. Kelley, Richard T. Cunniff and James E. Service. The function of the Compensation Committee is to fix the salaries and bonuses of the executive officers of the Company and the compensation of the Company's Directors. Except for out-of-pocket expenses related to attendance at meetings, Messrs. Kelley, Cunniff and Service did not receive compensation for services rendered on such committee in 2000. The Compensation Committee held one meeting during 2000. The "Compensation Committee Report on Executive Compensation" is included in this annual Proxy Statement.

     The Board of Directors held four meetings during 2000. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors. All Directors attended all meetings held by all committees of the Board of Directors on which each such Director served.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation for calendar years 2000, 1999 and 1998 for the Company's Chief Executive Officers and the three highest paid executive officers other than the Chief Executive Officers whose salary and bonus exceed $100,000.

                                                  ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                            --------------------------------   ---------------------------------------
                                                                     OTHER                  SECURITIES        ALL
                                                                    ANNUAL     RESTRICTED   UNDERLYING       OTHER
                                                                    COMPEN-      STOCK        OPTION        COMPEN-
NAME AND                                    SALARY(1)    BONUS     SATION(2)     AWARDS     AWARDS(3)    SATION(4),(5)
PRINCIPAL POSITION                   YEAR       $          $           $           $            #              $
------------------                   ----   ---------   --------   ---------   ----------   ----------   -------------
William B. Ruger...................  2000   $272,583    $      0    $     0     $      0            0       $ 1,854
  Chairman of the Board of           1999    333,000           0          0            0            0         5,482
  Directors,                         1998    333,000           0          0            0            0         8,829(6)
  Chief Executive Officer, and
  Treasurer to October 24, 2000.
  Director.
William B. Ruger, Jr...............  2000   $265,813    $129,000    $10,203     $      0     $      0       $43,220
  Chairman of the Board of           1999    233,500     125,000      7,553            0            0        35,502
  Directors                          1998    234,000      92,000      7,553            0      250,000        34,650
  and Chief Executive Officer as of
  October 24, 2000. Prior thereto,
  Vice Chairman, Senior Executive
  Officer and President. Director.
Erle G. Blanchard..................  2000   $165,875    $ 79,000    $23,105     $      0            0       $64,508(7)
  Vice Chairman, President and       1999    140,000      75,000     17,273            0            0        70,728(7)
  Treasurer as of October 24, 2000.  1998    140,000      49,000     17,273            0      200,000        72,024(7)
  Prior thereto, Vice President and
  Controller. Director.
Stephen L. Sanetti.................  2000   $202,167    $ 99,000    $27,047     $      0            0       $30,154
  Vice Chairman, Senior Executive    1999    183,000      95,000     22,148            0            0        26,816
  Vice President and General         1998    181,500      72,000     22,148            0      200,000        26,598
  Counsel as of October 24, 2000.
  Prior thereto, Vice President and
  General Counsel. Director.
Leslie M. Gasper...................  2000   $ 77,875    $ 26,000    $10,847     $      0            0       $11,861
  Corporate Secretary                1999     70,000      24,000          0            0            0        10,764
                                     1998     63,125      32,981          0            0       50,000         9,781

---------------
(1) Includes Director's Fees.

(2) The amounts set forth in this column represent "gross-ups" for taxes incurred on benefits received pursuant to the Company's Supplemental Executive Profit Sharing Plan (the "Supplemental Plan").

(3) The amounts set forth in this column represent stock options awarded pursuant to the Company's 1998 Stock Incentive Plan. This plan was adopted by the Board of Directors on October 28, 1998 and approved by the Company's stockholders on May 13, 1999. No awards have been granted under the plan since December 31, 1998.

(4) The amounts set forth in this column represent benefits received pursuant to the Company's Salaried Employees' Profit Sharing Plan, Supplemental Plan, and taxable premiums paid by the Company for group term life insurance for the named individuals, respectively, as follows: William B. Ruger, 2000 -- $0, $0 and $1,854, 1999 -- $0, $0 and $3,492, 1998 -- $0, $0 and $4,512;
    William B. Ruger, Jr., 2000 -- $25,500, $13,172 and $792 , 1999 -- $24,000,
    $9,750 and $972, 1998 -- $24,000, $9,750 and $900; Erle G. Blanchard,
    2000 -- $0, $24,881 and $276, 1999 -- $2,400, $18,600 and $426,
    1998 -- $2,400, $18,600 and $576; Stephen L. Sanetti, 2000 -- $0, $29,125
    and $276, 1999 -- $2,400, $23,850 and $369, 1998 -- $2,400, $23,850 and
    $348; Leslie M. Gasper, 2000 -- $0, $11,681 and $180, 1999 -- $10,500, $0
    and $264, 1998 -- $9,469, $0 and $312.

(5) The amounts set forth in this column also include the taxable value and "gross-ups" for taxes for Company products given to the named individuals during 1999 and 2000, respectively, as follows: William B. Ruger, 2000 -- $0 and $0, 1999 -- $1,404 and $586; William B. Ruger, Jr., 2000 -- $2,650
    and $1,106, 1999 -- $550 and $230; Erle G. Blanchard, 2000 -- $497 and $256,
    1999 -- $130 and $67; Stephen L. Sanetti, 2000 -- $497 and $256,
    1999 -- $130 and $67; Leslie M. Gasper, 2000 -- $0 and $0, 1999 -- $0 and
    $0.

(6) The amounts set forth in this column for William B. Ruger also include $2,700 in taxable value and $1,617 in "gross-up" for taxes related to this value, of a Company vehicle leased to Mr. Ruger during 1998.

(7) The amounts set forth in this column for Erle G. Blanchard also include the taxable value of moving expenses and "gross-ups" for taxes related to moving expenses reimbursed to Mr. Blanchard, respectively, as follows:
    2000 -- $29,800 and $8,798, 1999 -- $32,721 and $16,384, 1998 -- $28,535 and
    $21,913.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties and demonstrated abilities. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Compensation Committee and the Board of Directors as a whole have ultimate responsibility for executive compensation.

     These reviews permit an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation. The Compensation Committee also considers the legal and tax effect (including, without limitation, the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company and its executive officers.

     The Compensation Committee determines the compensation of the Company's executive officers, including the individuals whose compensation is detailed in this proxy statement. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options, as discussed below.

BASE SALARIES

     Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Salary adjustments are determined by evaluating on an individual basis new responsibilities of the executive's position, changes in the scope of the operations managed, the performance of such operations, the performance of the executive in the position and annual increases in the cost of living.

ANNUAL BONUS

     The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company. The Company's Chief Executive Officer has primary responsibility for determining the bonuses for the Company's executive officers.

STOCK OPTIONS

     Under the Company's 1998 Stock Incentive Plan, stock options may be granted to the Company's executive officers. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonuses. Stock options are designed to align the interests of executives with those of the stockholders.

     Under the 1998 Stock Incentive Plan, stock options are typically granted with an exercise price equal to the market price of the Company's common stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over time.

CHIEF EXECUTIVE OFFICERS' COMPENSATION

     William B. Ruger's compensation while Chief Executive Officer did not increase during the past three years despite the success of the Company during that time period. Following Mr. Ruger's retirement and William B. Ruger, Jr.'s appointment as Chief Executive Officer on October 24, 2000, the Compensation Committee reviewed Mr. Ruger, Jr.'s compensation as well as the compensation of the Company's other executive officers who had been assigned positions of increased responsibility. Based on the Committee's recommendations as a result of this review, the Board of Directors approved an increase to William B. Ruger, Jr.'s base salary from $225,000 per year to $400,000. Prior to October 24, 2000, Mr. Ruger, Jr.'s base salary had not increased since January 1, 1998.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE

                                            Paul X. Kelley, Committee Chairman
                                            Richard T. Cunniff
                                            James E. Service

February 7, 2001

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors for the year 2000 were those named above in the Compensation Committee Report on Executive Compensation. No member of the Committee was at any time during the year 2000 or at any other time an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

                               2000 OPTION GRANTS

     The following table sets forth certain information regarding stock options granted during 2000 under the 1998 Stock Incentive Plan by the Company to the executive officers named in the Summary Compensation Table.

                                                                                                   POTENTIAL
                                                                                                   REALIZABLE
                                                                                                    VALUE AT
                                                                                                    ASSUMED
                                                          INDIVIDUAL GRANTS                      INTEREST RATES
                                       -------------------------------------------------------   OF STOCK PRICE
                                       NUMBER OF     PERCENT OF                                   APPRECIATION
                                       SECURITIES   TOTAL OPTIONS                                  FOR OPTION
                                       UNDERLYING    GRANTED TO       EXERCISE                      TERM(3)
                                        OPTIONS     EMPLOYEES IN         OR                      --------------
                                       GRANTED(1)    FISCAL YEAR    BASE PRICE(2)   EXPIRATION    @5%     @10%
NAME                                       #              %            $/SHARE         DATE        $       $
----                                   ----------   -------------   -------------   ----------   -----   ------
William B. Ruger.....................      0             0.0%            n/a           n/a        n/a      n/a
William B. Ruger, Jr.................      0             0.0%            n/a           n/a        n/a      n/a
Erle G. Blanchard....................      0             0.0%            n/a           n/a        n/a      n/a
Stephen L. Sanetti...................      0             0.0%            n/a           n/a        n/a      n/a
Leslie M. Gasper.....................      0             0.0%            n/a           n/a        n/a      n/a

---------------
(1) All options vest in five equal annual installments.

(2) The exercise price is the closing price of the Common Stock as of the date of grant.


(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed annual rates of share price appreciation mandated by the Securities and Exchange Commission of 5% and 10% of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of the grant to the option expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent upon the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information regarding stock options granted under the 1998 Stock Incentive Plan which were exercised during Fiscal 2000 by executive officers of the Company named in the Summary Compensation Table.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                      OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS AT
                               ACQUIRED ON    VALUE          FISCAL YEAR-END              FISCAL YEAR-END
                                EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                #           $                   #                            #
----                           -----------   --------   -------------------------   ----------------------------
William B. Ruger.............       0         $0.00                     0/00                 $0.00/0.00
William B. Ruger, Jr.........       0          0.00          100,000/150,000                  0.00/0.00
Erle G. Blanchard............       0          0.00           80,000/120,000                  0.00/0.00
Stephen L. Sanetti...........       0          0.00           80,000/120,000                  0.00/0.00
Leslie M. Gasper.............       0          0.00           20,000/ 30,000                  0.00/0.00

                                 PROPOSAL NO. 2

               2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     On December 18, 2000, the Board of Directors adopted the 2001 Stock Option Plan for Non-Employee Directors (the "Plan"), subject to shareholder approval. Pursuant to the Plan, the Non-Employee Directors of the Board (as defined below) shall be awarded stock options. A maximum of 200,000 shares of Common Stock of the Company are authorized for issuance with respect to awards granted under the Plan. The material features of the Plan are described below.

     The purpose of the Plan is to enable the Company to compensate those members of the Board of Directors who are not otherwise serving as officers or employees of the Company or any of its subsidiaries at the same time that they are serving as members of the Board of Directors ("Non-Employee Members of the Board"), and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The Plan is to be administered by a committee of the Board of Directors (the "Committee").

     The Plan provides for the award of non-qualified stock options ("Non-Qualified Stock Options"). A stock option entitles the holder thereof to purchase shares of Common Stock from the Company at a fixed exercise price established at the time the option is granted. The exercise price per share of Common Stock shall be 100% of the fair market value of such share on the date of the grant, and options under the Plan shall be exercisable (i) immediately as to 5,000 shares of Common Stock and (ii) on each of the first three anniversaries of the date of grant as to 5,000 additional shares of Common Stock. Each option under the Plan shall remain exercisable for 10 years from the date of grant. Full payment of the option exercise price may be paid in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their fair market value on the date of the option exercise. The fair market value of the Common Stock as of March 1, 2001 was $9.99. No options may be awarded more than ten years after the effective date of the Plan.

In addition, options to purchase no more than 20,000 shares of Common Stock may be granted to any Non-Employee Member of the Board pursuant to the Plan.

     The following is a summary of certain federal income tax consequences of awards that may be made under the Plan. With respect to Non-Qualified Options:
(a) no federal taxable income should be recognized by the holder at the time the option is granted; (b) upon exercise of the option, generally the holder recognizes ordinary income in the amount by which the fair market value of the acquired shares on the exercise date exceeds the exercise price; and (c) at disposition, generally, any appreciation (or depreciation) after the date of exercise is treated by the holder either as long-term or short-term capital gain (or loss), depending on the length of time that the holder has held the shares. Generally, the Company is entitled to an income tax deduction equal to the amount of ordinary income included as compensation in the gross income of the holder for the taxable year of the Company during which the holder recognizes such income.

     Under the Plan, each holder who has received an award will be required to pay the Company (or otherwise make arrangements satisfactory to the Committee for payment of) any federal, state, local or other taxes of any kind required by law to be withheld with respect to any such award. The Company has the right to deduct any such taxes from any payment of any kind otherwise due the holder.

     On January 5, 2001, each current Non-Employee Member of the Board was granted a Non-Qualified Stock Option to purchase 20,000 shares of Common Stock at an exercise price of $9.875 per share, the closing price of a share of Common Stock on the New York Stock Exchange on that date, subject to the approval of the Plan by the stockholders of the Company. Such options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. In the event of any merger or reorganization or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made.

     A copy of the Plan is attached to this Proxy Statement as Exhibit B.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                               NEW PLAN BENEFITS

               2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The following table sets forth the stock options which have been awarded, subject to shareholder approval, under the 2001 Stock Option Plan for Non-Employee Directors to each of the executives officers named in the Summary Compensation Table, the Directors and nominees, and the categories of persons listed.

NAME AND PRINCIPAL POSITION                                   NUMBER OF STOCK OPTIONS
---------------------------                                   -----------------------
William B. Ruger............................................                0
  Chairman of the Board of Directors, Chief Executive
  Officer, and Treasurer to October 24, 2000. Director
William B. Ruger, Jr........................................                0
  Chairman of the Board of Directors and Chief Executive
  Officer as of October 24, 2000. Prior thereto, Vice
  Chairman, Senior Executive Officer and President. Director
Erle G. Blanchard...........................................                0
  Vice Chairman, President and Treasurer as of October 24,
  2000. Prior thereto, Vice President and Controller.
  Director
Stephen L. Sanetti..........................................                0
  Vice Chairman, Senior Executive Vice President and General
  Counsel as of October 24, 2000. Prior thereto, Vice
  President and General Counsel. Director
Leslie M. Gasper............................................                0
  Corporate Secretary
John M. Kingsley, Jr. - Director............................           20,000
Townsend Hornor - Director..................................           20,000
Stanley B. Terhune - Consultant and Director................                0
Richard T. Cunniff - Director...............................           20,000
Paul X. Kelley - Director...................................           20,000
James E. Service - Director.................................           20,000
Executive Group.............................................                0
Non-Executive Director Group................................          100,000
Non-Executive Officer Employee Group........................                0

                        COMPANY STOCK PRICE PERFORMANCE

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
  STURM, RUGER & COMPANY, INC., STANDARD & POORS 500 AND VALUE LINE RECREATION
                                 INDUSTRY INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/00)

                                   LINE CHART

     Assumes $100 invested at the close of trading 12/95 in Sturm, Ruger & Company, Inc. common stock, Standard & Poors 500, and Value Line Recreation Industry Index.
---------------
* Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                                                  1995     1996     1997     1998     1999     2000
                                                 ------   ------   ------   ------   ------   ------
Sturm, Ruger & Company, Inc....................  100.00   147.34   146.39    99.76    80.43    90.20
Standard & Poors 500...........................  100.00   123.25   164.38   211.07   253.87   225.81
Value Line Recreation Industry.................  100.00   112.11   179.86   217.39   279.70   287.79

     The peer group in the above graph is the Value Line Recreation Industry.

                               PENSION PLAN TABLE

              ESTIMATED AMOUNTS OF ANNUAL PENSION PAYABLE FROM THE
                   SALARIED EMPLOYEES' RETIREMENT INCOME PLAN
                          FOR THE PARTICIPANT'S LIFE,
                        COMMENCING DURING 2000 AT AGE 65

                                 YEARS OF CREDITED SERVICE
HIGHEST 60-CONSECUTIVE-MONTH   ------------------------------
AVERAGE ANNUALIZED BASE PAY    15 YEARS   20 YEARS   25 YEARS
----------------------------   --------   --------   --------
75,000....$........            $11,549    $15,398    $19,248
100,000...........              16,549     22,065     27,581
125,000...........              21,549     28,731     35,914
150,000...........              26,549     35,398     44,248

     All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), which in general provides annual pension benefits at age 65 in an amount equal to: (i) 1 1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

     The pensions listed in the table above are not subject to any offset or deduction for Social Security or any other benefits.

     As of December 31, 2000, William B. Ruger, Jr. had more than 25 years of credited service, Erle G. Blanchard and Stephen L. Sanetti each had 20 years of credited service, and Leslie M. Gasper had 24 years of credited service. An indication of the average annualized base pay under the Pension Plan for these individuals can be found in the Salary column of the Summary Compensation Table.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

           ESTIMATED AMOUNTS OF ANNUAL PLAN BENEFIT PAYABLE FROM THE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          FOR THE PARTICIPANT'S LIFE,
                        COMMENCING DURING 2000 AT AGE 65

                                YEARS OF CREDITED SERVICE
                              ------------------------------
AVERAGE ANNUAL COMPENSATION   15 YEARS   20 YEARS   25 YEARS
---------------------------   --------   --------   --------
$125,000.........             $ 6,255    $ 14,073   $ 21,890
150,000..........              10,255      19,406     28,556
175,000..........              14,255      24,739     35,223
200,000..........              18,255      30,073     41,890
225,000..........              22,555      35,806     49,056
250,000..........              30,055      45,806     61,556
300,000..........              45,055      65,806     86,556
400,000..........              75,055     105,806    136,556

     The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP") is a nonqualified supplemental retirement plan for certain senior executives of the Company. Three of the executive officers who appear in the Summary Compensation Table, William B. Ruger, Jr., Erle G. Blanchard and Stephen
L. Sanetti participate in the SERP. The SERP provides an annual benefit beginning at age 65 in an amount equal to 2% of the participant's average annual compensation for each complete year of service with the Company up to a maximum of 50% of such average compensation. The annual benefit is reduced by the amount the participant is entitled to receive under the Pension Plan, and is further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant's surviving spouse after the participant's death.

     The average annual compensation shown in the above table includes the participant's base pay, bonuses and other compensation for the participant's highest consecutive 36 months of service (or, if the participant's service was less than 36 months, then for the entire period of service) as reported in the Summary Compensation Table, except that benefits received under the Salaried Employees' Profit Sharing Plan and taxable premiums paid by the Company for group term life insurance are excluded from the SERP compensation formula. The annual compensation upon which the SERP benefit is calculated is limited to $400,000. As of December 31, 2000, William B. Ruger, Jr. had more than 25 years of credited service, and Erle G. Blanchard and Stephen L. Sanetti each had 20 years of credited service. The estimated amounts presented above assume that the participant attained age 65 in 2000.

     John M. Kingsley, Jr., a Company Director who retired as Executive Vice President of the Company on December 31, 1996, received $135,036 in benefits from the SERP during 2000.

     The SERP provides that in the event of a change in control of the Company participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant's benefit. Those not in pay status shall become fully vested and generally, if terminated within three years of a change in control, become entitled to a lump-sum payment. The payment shall be computed based upon the participant's average compensation and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant's years of service with the Company for purposes of computing the benefit amount shall not be less than ten). A change in control is defined to mean the effective date of one of the following events:
(i) sale or exchange of substantially all of the capital stock of the Company;
(ii) sale of substantially all of the assets of the Company; (iii) sale of substantially all of the capital stock of the Company owned of record and beneficially held by William B. Ruger and members of his family; or (iv) the merger or consolidation of the Company with or into one or more other corporations; and, in each of such four cases, the sale of stock or assets is to, or the exchange of stock is with, or the merger or consolidation is with or into one or more persons, firms or corporations which does not own at least 10% of the capital stock of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 1, 2001 the ownership of Common Stock by each person of record or known by the Company to own beneficially more than 5% of such stock.

NAME AND ADDRESS
OF BENEFICIAL OWNER                                       SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
-------------------                                       -------------------------    ----------------
William B. Ruger........................................          4,272,000(1)              15.87%
  P.O. Box 447
  Newport, NH 03773
William B. Ruger, Jr....................................          6,996,000(2)              26.00%
  P.O. Box 293
  Newport, NH 03773
Carolyn R. Vogel........................................          5,022,000(3)              18.66%
  P.O. Box 906
  Harrisville, NH 03450
Ruger Business Holdings, L.P............................          4,272,000(4)              15.87%
  Ruger Management, Inc.
  Lacey Place
  Southport, CT 06490

---------------
(1) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which Mr. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by Mr. Ruger, William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

(2) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 100,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

(3) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 750,000 shares of Common Stock owned directly by Mrs. Vogel. Mrs. Vogel has sole investment and voting control with respect to such 750,000 shares.

(4) Represents the 4,272,000 shares of Common Stock disclosed in footnote (1) above.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 1, 2001 as to the number of shares of Common Stock beneficially owned by the Chief Executive Officers of the Company, each of the three most highly compensated executive officers of the Company other than the Chief Executive Officers, and all Directors and executive officers of the Company as a group. See ELECTION OF DIRECTORS above for such information with respect to each Director of the Company.

NAME OF BENEFICIAL OWNER*                                 SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
-------------------------                                 -------------------------    ----------------
William B. Ruger(1).....................................          4,272,000(2)              15.87%
William B. Ruger, Jr.(3)................................          6,996,000(4)              26.00%
Erle G. Blanchard.......................................             87,000(5)                 **
Stephen L. Sanetti......................................            112,002(6)                 **
Leslie M. Gasper........................................             20,049(7)                 **
All Directors and executive officers as a group (6
  non-officer Directors, 4 Directors who were also
  executive officers during 2000 and 1 other executive
  officer)..............................................          7,281,771                 27.06%

---------------
  * The address of each of the executive officers named in this Security Ownership of Management table is c/o Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

 ** Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Retired as Chief Executive Officer on October 24, 2000.

(2) Includes 4,272,000 shares of Common Stock held in the name of Ruger Business Holdings, L.P., of which Mr. Ruger is the sole limited partner and Ruger Management, Inc. is the sole general partner. Ruger Management, Inc. is collectively owned by Mr. Ruger, William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger). Messrs. Ruger, Ruger, Jr. and Mrs. Vogel have shared investment and voting control with respect to such 4,272,000 shares of Common Stock.

(3) Chief Executive Officer as of October 24, 2000.

(4) Includes 4,272,000 shares of Common Stock as disclosed in footnote (1) above. Also includes 800,000 shares of Common Stock owned directly by Mr. Ruger, Jr., and 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such 2,624,000 shares. Also includes 100,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

(5) Includes 7,000 shares of Common Stock held by Mr. Blanchard as trustee of a revocable trust for the benefit of Mr. Blanchard and his spouse. Also includes 80,000 shares of Common Stock subject to options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

(6) Includes 32,000 shares of Common Stock held directly by Mr. Sanetti and two shares owned by Mr. Sanetti's daughter. Also includes 80,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

(7) Includes 49 shares of Common Stock held under CT Gift to Minors act for the benefit of Ms. Gasper's two minor daughters. Also includes 20,000 shares of Common Stock options currently exercisable or which will become exercisable within 60 days of February 1, 2001 under the 1998 Stock Incentive Plan.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company has concluded, based solely on a review of the copies of the
Section 16(a) report forms furnished to the Company, that with respect to the period from January 1, 2000 through December 31, 2000, all such forms were filed in a timely manner by the Company's officers, Directors and greater than ten percent beneficial owners.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Following William B. Ruger's retirement on October 24, 2000 as Chairman of the Board of Directors and Chief Executive Officer, the Board of Directors elected to retain Mr. Ruger's services as a consultant to the Company. For his services in this capacity, Mr. Ruger receives $20,000 per month and during 2000 received a total of $46,000.

     During 2000, the Company paid Newport Mills, of which William B. Ruger, Jr. is the sole proprietor, $68,250 for storage rental. During 2000, the Company also paid Mr. Ruger, Jr. $18,000 for the rental of office space owned by Mr. Ruger, Jr. in Newport, New Hampshire.

     Stanley B. Terhune, a Director and former Vice President of the Company, serves as a consultant to the Company. For his services in this capacity, Mr. Terhune receives $100 per hour and during 2000 received a total of $92,075, including bonuses.

                         REPORT OF THE AUDIT COMMITTEE

     Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in this Proxy Statement as Exhibit A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Townsend Hornor, Committee Chairman
                                          Richard T. Cunniff
                                          Paul X. Kelley

February 26, 2001

                                 PROPOSAL NO. 3

                        APPROVAL OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1967. Subject to the ratification of the stockholders, the Board of Directors has reappointed Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year.

AUDIT FEES

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for professional services rendered for the audit of the Company's financial statements for 2000 and the reviews of the Company's quarterly financial statements for the year 2000 were $333,500.

AUDIT RELATED FEES

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for audit related services for the year 2000 were $39,500, and included audits of certain employee benefit plan financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not provide services related to financial information systems design and implementation to the Company for the year 2000.

ALL OTHER FEES

     Ernst & Young LLP's aggregate fees, including expenses reimbursed, for services rendered to the Company other than for services described above, for the year 2000 were $18,000.

     The Company's Audit Committee has considered whether the provision of the non-audit related services provided by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP's independence.

     Representatives of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                                 PROPOSAL NO. 4

                              STOCKHOLDER PROPOSAL

     The Sinsinawa Dominicans, Inc. of River Forest, Illinois (hereinafter referred to as the "Proponent"), which owns the requisite shares of Common Stock for such purposes, has notified the Company that they intend to present the following proposal at the Annual Meeting. The proposal as submitted, reads as follows:

     "STURM - RUGER     REPORT ON GUN POLICIES & PROCEDURES

     WHEREAS:

     Violence in the United States has become a topic of debate and a major concern for all;

     30,000 Americans die annually by gunfire, including 4,000 children and teenagers;

     There are now some 190 million firearms in civilian hands; the Bureau of Alcohol, Tobacco and Firearms estimates that approximately 4.3 million guns were sold in the U.S. in 1997;

     The debate and concern includes questions about the promotion and sale of firearms by gun manufacturers;

     The Unites States leads the industrial world in firearms violence of all types: homicides, suicides and unintentional deaths;

     Most of this violence involves the use of handguns. On average, handguns are used in nearly 70% of firearms suicides and 80% of firearm homicides;

     Handguns are easily concealed, engineered for maximum lethality, relatively inexpensive, and easy to acquire;

     Sturm Ruger is the largest manufacturer of guns in the United States; in its 50 year history, Sturm Ruger has built 16 million firearms which include 50 different models;

     Gun manufacturers are not solely responsible for violence with firearms, but do bear some responsibility to make efforts, wherever possible, to prevent the misuse of their products;

     Sturm Ruger, in its contracts for the year 2000, has stated that its firearms should be supplied only to federally licenced firearms dealers selling exclusively from their regular place of business;

     THEREFORE, BE IT RESOLVED: Shareholders request the Board of Directors to provide a comprehensive report on company policies and procedures aimed at stemming the incidence of gun violence in the United States. The report, prepared at reasonable cost and omitting proprietary information, would be available to stockholders six months after the 2001 annual meeting.

                              SUPPORTING STATEMENT

     This report could include, but not be limited to, a description of:

     - Implementation of our company's contract instruction to distributors not to sell Sturm Ruger weapons at gun shows or through pawn shops;

     - Recalls or retro-fits of products with safety related defects causing death or serious injury to consumers, as well as development of systems to identify and remedy these defects;

     - Names and descriptions of products that are developed or are being developed for a combination of higher caliber/maximum capacity (which would yield maximum power) and greater concealability;

     - Our company's involvement in promotion campaigns that could be construed as aimed at children or based on the development of fear by the target audience.

     We urge shareholder support for this resolution."

     The Company will provide information to stockholders regarding the address and number of shares of Common Stock held by the Proponent promptly upon receipt of an oral or written request for such information.

                       POSITION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote "AGAINST" the above proposal. The Company of course does not condone violence involving any misuse of firearms, but we believe that the intentional criminal misuse of firearms is beyond our control. Further, we believe that the overall objectives of the proposal are already being met.

     Firearms safety has always been the Company's goal. Furthermore, as shareholders who follow this Company well know, our commitment to firearms safety and responsibility is sincere, long-standing, and effective. Firearms accident claims with our products are at a twenty-five year low.

     Our high-quality firearms are engineered for safety, strength, reliability, durability, and accuracy. We voluntarily limited the magazine capacity of our firearms over a decade ago, well in advance of the 1994 Federal law. We do not make "Saturday Night Specials" or "Assault Weapons". Our products employ numerous safety devices appropriate to their designs. We have spent many millions of dollars voluntarily offering free safety upgrades to owners of our older products, including our "old model" single action revolver safety conversion, which has been the most widespread industry firearm safety program during the last twenty years. Our safety warnings appear in many publications and on the radio, television and the Internet.

     Our advertising and promotional material is designed to be product-oriented and technical in nature. Our only advertising and promotion directed toward younger shooters has been directly safety-related, and we do not run product advertising in any youth-oriented publications or media. We do not engage in any "fear-based advertising".

     Since 1987, the Company has voluntarily shipped its pistols and revolvers in lock boxes and with a padlock, and since 1999 has shipped its rifles and shotguns with cable type locking devices. We are in the process of voluntarily exchanging older locks for newer locks at no cost to our customers. Our Distributor Terms and Conditions explicitly state that our firearms may only be resold to bonafide federally licensed firearms dealers with a regular place of commercial business. Since 1989, we have supported instantaneous electronic background checks for all retail firearm purchases.

     Like many companies, we receive proposals from well-meaning stockholders. Many are commendable, and their objectives are often aligned with our values. We share the goal of firearms safety raised by this proposal, but we believe that there are appropriate safety practices and procedures in place. We will address appropriately any future challenges. "Stemming the incidence of gun violence in the United States", however, must remain first and foremost a law enforcement issue.

     THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE "AGAINST" PROPOSAL NO.
4.

                         STOCKHOLDER PROPOSALS FOR 2002

     In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 19, 2001.

                                 OTHER MATTERS

     Management of the Company does not intend to present any business at the Meeting other than as set forth in Items 1, 2, 3 and 4 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

     The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2000, including the financial statements and financial statement schedules. Such requests should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Leslie M. Gasper
                                          Leslie M. Gasper
                                          Corporate Secretary

                                                                       EXHIBIT A

                          STURM, RUGER & COMPANY, INC.
                            AUDIT COMMITTEE CHARTER

                             ADOPTED APRIL 11, 2000

ORGANIZATION

     This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise. (1)

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the

---------------

(1) The Board of Directors shall review each individual's qualifications upon nomination to the Audit Committee to ensure that the "financial literacy" and "accounting or related management expertise" criteria, when applicable, are satisfied.

    Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholder approval.

     - The Committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall have the opportunity to meet with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall discuss with management, on an annual basis, the overall plans and findings of its internal audit function. As the internal audit function will be coordinated and carried out by members of the Company's finance staff, the Committee is empowered to meet with any member of the finance staff, with and without members of management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q when such review is deemed necessary. Also, the Committee shall discuss the results of the quarterly review and any other matters when such communication is deemed appropriate. The chair of the Committee may represent the entire Committee for the purposes of these reviews and discussions.

     - The Committee shall review the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). This review will encompass the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Also, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

                                                                       EXHIBIT B

                          STURM, RUGER & COMPANY, INC.

                             2001 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     (a) The name of this plan is the Sturm, Ruger & Company, Inc. 2001 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to enable the Company (as defined below) to compensate Non-Employee Members of the Board (as defined below) and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

     (b) For purposes of the Plan, the following terms shall be defined as set forth below:

          (i) "Board" means the Board of Directors of the Company.

          (ii) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (iii) "Committee" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          (iv) "Company" means Sturm, Ruger & Company, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (v) "Fair Market Value" shall mean, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock of a particular date shall mean
     (i) the closing sale price per share of Stock on the national securities exchange on which the Stock is principally traded for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (vi) "Non-Employee Members of the Board" shall mean those members of the Board who are not otherwise serving as officers or employees of the Company or any of its subsidiaries at the same time that they are serving as members of the Board; provided, however, that notwithstanding the foregoing, William B. Ruger shall not be deemed to be a Non-Employee Member of the Board.

          (vii) "Nonqualified Stock Option" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

          (viii) "Plan" has the meaning set forth in the first paragraph hereof.

          (ix) "Securities Act" means the Securities Act of 1933, as amended.

          (x) "Stock" means the Company's presently authorized common stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 3 hereof to include shares which are substituted for, or represent adjustments to, the Company's common stock, par value $1.00 per share, or other Stock.

          (xi) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by a Committee of not less than two persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

SECTION 3. STOCK SUBJECT TO PLAN; SUBSTITUTIONS AND ADJUSTMENTS.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be 200,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (a) the aggregate number and kind of shares reserved and available for issuance under the Plan and (b) the number and option price of shares subject to outstanding stock Options granted under the Plan as may be determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. ELIGIBILITY.

     Each Non-Employee Member of the Board shall receive Nonqualified Stock Options in accordance with the provisions of Section 5. In no event may any Non-Employee Member of the Board receive an amount of stock hereunder upon the exercise of non-qualified stock options of more than one percent of the stock outstanding on the date hereof.

SECTION 5. STOCK OPTIONS.

     (a) Stock Options shall be granted in the following manner:

          (i) On January 1, 2001, each Non-Employee Member of the Board shall be granted a Nonqualified Stock Option to purchase 20,000 shares of Stock; and

          (ii) Each new Non-Employee Member of the Board who has not previously been a Non-Employee Member of the Board during the term of the Plan shall be granted, on the date he or she is elected to the Board during the term of the Plan, a Nonqualified Stock Option to purchase 20,000 shares of Stock.

     (b) Stock Options granted under the Plan shall be subject to the terms and conditions set forth below:

          (i) The exercise price per share of Stock purchasable under such Stock Options shall be 100% of the Fair Market Value of the Stock on the date of grant.

          (ii) Such options shall be exercisable commencing (A) immediately as to 5,000 shares of Stock and (B) on each of the first three anniversaries of the date of grant as to 5,000 additional shares of Stock, in each case by payment in full of the exercise price in cash, certified or cashier's check or delivery of Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange. For these purposes, the Stock shall be valued at the Fair Market Value on the date of exercise. Payment of the exercise price with certificates evidencing shares of Stock as provided above shall not increase the number of shares available for the grant of Stock Options under the Plan.

          (iii) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant.

          (iv) The aggregate number of shares of Stock that may be granted to any Non-Employee Member of the Board pursuant to the Plan may not exceed 20,000 shares.

          (v) Except as provided in this Section 5(b)(v), Stock Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative. Subject to such administrative conditions as the Committee may prescribe, an optionee may, upon providing written notice to the Committee or its designee, elect to transfer, without consideration therefor, all or any portion of the Stock Options granted to the optionee to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the optionee and/or the members of his or her immediate family, or to such other entities as may be determined by the Committee (each, a "permissible transferee"). Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify as a permissible transfer under this
     Section 5(b)(v) shall be void and unenforceable against the Plan and the Company. For purposes of this Section 5(b)(v), the term "immediate family" shall mean, with respect to a particular optionee, the optionee's spouse, parents, children, stepchildren, legally adopted children and grandchildren, and such other persons as may be determined by the Committee. The terms of any Stock Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the optionee and, as applicable, a permissible transferee hereunder. The exercise of a Stock Option that is transferred pursuant to this Section 5(b)(v) and the shares of Stock acquired thereby shall be subject to the applicable provisions of the Plan and to all applicable requirements of law, including, but not limited to, to the extent applicable, the registration requirements under the Securities Act. Upon any transfer of a Stock Option, as provided in this Section 5(b)(v), the permissible transferee with respect to such option shall be subject to the provisions of the Plan that otherwise would apply to such option if it were still held by the optionee. The Committee may further restrict the transferability of such shares and require a legend to be endorsed on the certificates representing the shares.

          (vi) Each recipient of a Stock Option shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder, which provisions shall not be inconsistent with the terms set forth herein.

SECTION 6. AMENDMENT AND TERMINATION.

     The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan relating to the amount, price and timing of awards more than once every six months, other than to comport with changes in the Code, or the rules thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION 7. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

     (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver shares with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Moreover, each Stock Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of shares issuable pursuant to a Stock Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of a Stock Option, or the issuance of shares thereunder, no Stock Options shall be granted or shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions, as acceptable to the Committee. In the event that the issuance or disposition of shares acquired pursuant to a Stock Option is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require the holder of a Stock Option receiving shares pursuant to that

Stock Option, as a condition precedent to receipt of such shares, to make such representations as the Committee deems appropriate, including, without limitation, a representation to the Company in writing that the shares acquired by such Stock Option holder are acquired for investment only and not with a view to distribution.

     (c) Each recipient of a Stock Option shall, no later than the date as of which the value of a Stock Option first becomes includible in the gross income of such recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes at then-existing statutory rates. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient.

     (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date it is adopted by the Board.

SECTION 10. TERM OF PLAN.

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Stock Options previously granted may extend beyond that date.

                               DIRECTIONS TO THE
                          STURM, RUGER & COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                      THURSDAY, MAY 3, 2001 AT 10:30 A.M.
                                     AT THE
                           LAKE SUNAPEE COUNTRY CLUB
                             100 COUNTRY CLUB LANE
                        NEW LONDON, NEW HAMPSHIRE 03257
                                 (603) 526-6040

FROM NEW YORK (APPROXIMATELY 5 HOURS BY CAR) -

     1) Take Interstate 95 North to Interstate 91 North in New Haven,
        Connecticut.

     2) Follow I-91 through Massachusetts to Interstate 89 at White River Junction, Vermont.

     3) Take I-89 South to Exit 11. Turn left at end of ramp, go straight 1 1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     4) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.

FROM BOSTON (APPROXIMATELY 1 3/4 HOURS BY CAR) -

     1) Take Interstate 93 North from Boston to Interstate 89 North in Concord, New Hampshire.

     2) In Concord, take I-89 North to Exit 11. Turn right at end of ramp, go straight 1 1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     3) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.

FROM MANCHESTER AIRPORT (APPROXIMATELY 1 HOUR BY CAR) -

     1) When leaving Manchester Airport, turn right onto Brown Street (residential). Go right onto Route 293/101 East, then left to Interstate 93 North toward Concord, New Hampshire.

     2) In Concord, take Interstate 89 North to Exit 11. Turn right at end of ramp, go straight 1 1/2 miles to 2nd flashing light. Fairway Motel and entrance to Lake Sunapee Country Club is on the right.

     3) Turn right into entrance; proceed approximately 1/4 mile to LAKE SUNAPEE COUNTRY CLUB INN.

--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                          STURM, RUGER & COMPANY, INC.
                    LACEY PLACE, SOUTHPORT, CONNECTICUT 06490


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2001

         The undersigned hereby appoints William B. Ruger, Jr., Erle G. Blanchard and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 15, 2001 at the Annual Meeting of Stockholders to be held on May 3, 2001 or any adjournment or postponement thereof.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of all directors, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4. Please sign exactly as name appears on other side of this proxy form.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------

                          STURM, RUGER & COMPANY, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [ ]

[                                                                              ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:

1.       FOR THE ELECTION OF TEN DIRECTORS -
         Nominees: William B. Ruger, William B. Ruger, Jr.
         Erle G. Blanchard, Stephen L. Sanetti, Richard T. Cunniff, Townsend Hornor, Paul X. Kelley, John M. Kingsley, Jr.,
         James E. Service and Stanley B. Terhune.

      FOR ALL     WITHHOLD ALL    FOR ALL (Except Nominee(s) written below)
      [ ]            [ ]          [ ] _____________________________________


2.       FOR the ratification of the 2001 Stock Option Plan for Non-Employee
         Directors.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


3. FOR the Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company for the 2001 fiscal year.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


4.       AGAINST the Stockholder Proposal for a "Report on Gun Policies &
         Procedures".

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]

                                    Dated: ________________________________,2001
                                    Signature(s):_______________________________
                                    ____________________________________________

                                    When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                          STURM, RUGER & COMPANY, INC.
                    LACEY PLACE, SOUTHPORT, CONNECTICUT 06490


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2001

         The undersigned hereby appoints William B. Ruger, Jr., Erle G. Blanchard and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 15, 2001 at the Annual Meeting of Stockholders to be held on May 3, 2001 or any adjournment or postponement thereof.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of all directors, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4. Please sign exactly as name appears on other side of this proxy form.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------

                          STURM, RUGER & COMPANY, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [ ]

[                                                                              ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:

1.       FOR THE ELECTION OF TEN DIRECTORS -
         Nominees: William B. Ruger, William B. Ruger, Jr.
         Erle G. Blanchard, Stephen L. Sanetti, Richard T. Cunniff, Townsend Hornor, Paul X. Kelley, John M. Kingsley, Jr.,
         James E. Service and Stanley B. Terhune.

      FOR ALL     WITHHOLD ALL    FOR ALL (Except Nominee(s) written below)
      [ ]            [ ]          [ ] _____________________________________


2.       FOR the ratification of the 2001 Stock Option Plan for Non-Employee
         Directors.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


3. FOR the Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company for the 2001 fiscal year.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


4.       AGAINST the Stockholder Proposal for a "Report on Gun Policies &
         Procedures".

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  FOR              AGAINST              ABSTAIN
                  [ ]                [ ]                  [ ]

                                    Dated: ________________________________,2001
                                    Signature(s):_______________________________
                                    ____________________________________________

                                    When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------